SECURITIES AND EXCHANGE COMMISSION


                          Washington, DC  20549


                               FORM 8-K


                            CURRENT REPORT

                  Pursuant to Section 13 or 15 (d) of the
                    Securities Exchange Act of 1934


    Date of Report (Date of earliest event reported):    January 15, 1999



                       (DE) U.S. Environmental, Inc.
           (Exact name of registrant as specified in charter)



    Delaware                33-25969-NY            11-2906904
(State or other             (Commission           (IRS Employer
 jurisdiction               File Number)         Identification No.)
of incorporation)


                            8130 66th Street North
                          Pinellas Park, Florida, 33781
                     (Address of principal executive offices)



                   201 East Kennedy Blvd., Suite 1900
                         Tampa, Florida   33602
              (Former address of principal executive offices)


Registrant's telephone number, including area code      (813) 228-0285

                                FORM 8-K

ITEM 5.  OTHER EVENTS.

     On January 15, 1999 the Company entered into an agreement with Virtual Empowerment Network, Inc. (VEN) a Kansas corporation wherein VEN agreed to purchase shares equaling 83% of the outstanding shares of USE after the purchase. In consideration for the issuance of the shares, VEN will negotiate, secure and assign, with full rights, contracts in the aggregate amount of $5,000,000 to USE, whereby USE will receive not less than $5,000,000 in gross revenues during a five year period after the closing date of the VEN Agreement. The assignment of such contracts is to occur within one year of the Company's ability to perform under such contracts. Additionally, VEN agreed to loan funds for payment of outstanding accounts payable and working capital for the next year.

     VEN is a minority-owned, for profit, development stage company with principal offices in the State of Kansas, organized to promote economic empowerment, business development and financial resources in urban communities throughout America. VEN was formed as a holding company to facilitate ownership and management in the areas of construction, telecommunications, financial services, insurance, environmental services and products, and acquisition and development of real estate and businesses. It will conduct these business activities through several autonomous subsidiaries.

     The VEN Agreement requires that as a condition precedent to Closing, the Company must undergo a one share for one hundred shares reverse stock split and a reduction of the number of authorized shares to 100 million.

     It is anticipated that at Closing, VEN will be issued 9,620,842 shares of common stock representing 83% of the shares of common stock of approximately 11,591,376 shares of common stock which will be issued and outstanding after the Closing. Under the terms of the agreement VEN's shares will be held by an escrow agent to be released when the consideration agreed to has been met.

For further information with respect to the VEN Agreement, reference is made to a copy of such agreement filed as Exhibit 10.22 to this Form 8-K.

ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS

     a.    N/A

     b.    N/A

     c.    Exhibits

           Exhibit 10.22 - Agreement between Registrant and VEN

                               SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          U.S. ENVIRONMENTAL, INC.



                                          -------------------------------
                                          By: Thomas P. Dolan
                                              Secretary, Executive
                                              Vice President


Dated:  February 19, 1999

                                 Exhibit 10.22


                           AGREEMENT

  This Agreement made this 29th. day of December, 1998, between U.S. Environmental, Inc., a publicly traded Delaware Corporation with its principal office address of 8130 66th Street North, Suite 6, Pinellas Park, FL 33781; ("USE") and Virtual Empowerment Network, Inc., a Kansas corporation, with its principal office address of 8200 State Ave, Kansas City, Kansas 66112-1854; (hereinafter "VEN").
  WHEREAS,   USE is desirous of selling VEN common stock in USE amounting to
83% of the outstanding and issued shares following certain events contained
herein;   And
  WHEREAS VEN is desirous of paying for shares under a structured payment schedule as contained herein;
  NOW, THEREFORE, in consideration of the premises and the mutual premises herein made and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows:
  1. Definitions.
          "Adverse Consequences" means all material charges, complaints, actions, suits, proceedings, hearings, investigations, claims, demands, judgments, orders, decrees, stipulations, injunctions, damages, dues, penalties, fines, costs, amounts paid in settlement, liabilities, obligations, taxes, liens, losses, expenses, and fees, including all attorneys fees and court costs.
           "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities and Exchange Act.
          "Affiliated Group" has the meaning set forth in Code Section
1504(a).
           "Bankruptcy" means, with respect to any entity, the happening of any of the following:
               1. the filing of an application by such entity for, or consent to, the appointment of a trustee over all or substantially all of the assets;
                2. the filing by such entity of a voluntary petition in bankruptcy or the filing of a pleading in any court of record admitting in writing its inability to pay its debt as they come due;
               3. the making by such entity of a general assignment for the benefit of creditors;
               4. the filing by such entity of an answer admitting the material allegations of, or its consenting to, or defaulting in answering, a bankruptcy petition filed against it in any bankruptcy proceeding; or
               5. the entry of an order, judgment, or decree by any court of competent jurisdiction adjudicating such entity bankrupt or appointing a trustee over its assets, and such order, judgment, or decree continuing unstayed and in effect for a period of sixty (60) consecutive days.
          "Closing" has the meaning set forth in Section 2d below.
           "Closing Date" has the meaning set forth in Section 2d below. "Code" means the Internal Revenue Code of 1986, as amended. "Commission" means the Securities and Exchange Commission. "Confidential Information of the USE" means any information concerning the businesses and affairs of USE and its Subsidiaries or Affiliates.
           "Confidential Information of VEN" means any information concerning the businesses and affairs of VEN and its Subsidiaries or Affiliates.
           "Disclosure Schedule" has the meaning set forth in Section 4 below. "Employee Pension Benefit Plan" has the meaning set forth in ERISA
Section 3(2).
           "Employee Welfare Benefit Plan"  has the meaning set forth in ERISA
Section 3(1).

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          "Extremely Hazardous Substance" has the meaning set forth in Section 302 of the Emergency Planning and Community Right-to-Know Act of 1986, as amended.
           "Financial Statement" has the meaning set forth in Section 4(e) below.
           "GAAP" means United States generally accepted accounting principles as in effect from time to time.

          "Intellectual Property" means all (a) patents, patent applications, patent disclosures, and improvements thereto, (b) trademarks, service markers, logos, trade names, and corporate names and registrations and applications for registration thereof, (c) copyrights and registrations and applications for registration thereof, (d) computer software, data, and documentation, (e) trade secrets and confidential business information (including ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial, marketing, and business data, pricing and cost information, business and marketing plans, and customer and supplier lists and information), (f) other proprietary rights, and (g) copies and tangible embodiments thereof (in whatever form or medium).

          "Knowledge" means knowledge after reasonable investigation.
           "Liability" means any liability (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated, and whether due or to become due), including any liability for taxes.
          "Most Recent Balance Sheet" means the balance sheet contained within the Most Recent Financial Statements.
          "Most Recent Financial Statements" has the meaning set forth in
Section 4(e) below.
          "Most Recent Fiscal Month End" has the meaning set forth in Section 4(e) below.
           "Most Recent Fiscal Year End" has the meaning set forth in Section 4(e) below.
           "NASDAQ/NMS" means the National Association of Securities Dealers Automatic Quotation/National Market System.
          "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice.
          "Person" means an individual or a corporation, association, partnership, joint venture, organization, business, trust, or any other entity or organization, including a government or any subdivision or agency thereof.
          "Securities Act" means the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder.
          "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended, and all rules and regulations promulgated thereunder.
           "Security Interest" means any mortgage, pledge, security interest, encumbrance, charge, or other lien, other than (a) mechanic's, materialmen's, or similar liens, (b) liens for taxes not yet due and payable or for taxes that the taxpayer is contesting in good faith through appropriate proceedings,
(c) liens arising under worker's compensation, unemployment insurance, social security, retirement, and similar legislation, (d) liens arising in connection with sales of foreign receivables, (e) liens on goods in transit incurred pursuant to documentary letters of credit, (f) purchase money liens and liens securing rental payments under capital lease arrangements, and (g) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.
          "Subsidiary" means any corporation with respect to which another specified corporation has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.
          "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section
59A), custom duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.
          "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to taxes, including any schedule or attachment thereto, and including any amendment thereof.
          "Treasury Regulations" means the Treasury Regulations promulgated under the Code.
          "USE" has the meaning set forth in the preface above.
           "VEN" has the meaning set forth in the preface above.
2.   Purchase and Sale of USE Shares.
          Purchase and Sale of Shares.   On the terms and subject to the
conditions of this Agreement, USE will sell, transfer and deliver to VEN, and VEN will purchase from USE, free and clear of all liens, claims, options, charges, encumbrances, security interests, rights of third parties and restrictions of any kind, USE shares equaling 83% of the issued and outstanding common stock of USE (including the VEN shares) as of the Closing Date, for the following consideration:
                    Within three business days of the  contract signing of
this      Agreement VEN shall pay the following obligations of USE:  Pender
Newkirk and      Company, $31,057 representing the outstanding sums due said
accounting firm by USE      and an additional $5,000 as a retainer towards the
estimated cost of $15,000 for      completing the accounting work for the
proposed transaction; Stephen M. Robinson P.A.,      $9,437 representing prior
outstanding amounts due from USE and a retainer of $10,000       towards an
estimated cost of $25,000 to complete the legal work for the proposed transaction. The balance of these fees and the balance of the
payables($53,506) listed in      Exhibit 1  will be paid within three business
days of the Closing. In the event the      contemplated transaction set forth
in this Agreement does not close for any reason, then in      such event the
monies so paid by VEN on behalf of USE shall be treated as a debt owed      by
USE to VEN.  In order to secure this possible debt the Company will file  with
a first      priority, a lien on USE assets including but not limited to the
Niagara prototype facility      owned by USE in conjunction with Geo-Tech
Development Corporation.                     Within 180 days of the Closing
Date, VEN will cause the      settlement, upon terms and conditions acceptable
to the Board of Directors of USE, of the      litigation entitled "USE vs.
Geotech Development Corporation, et al.".                     Within three
business days of  the signing of this agreement VEN      will cause a
agreement for an interest free loan to be executed between VEN and USE wherein VEN will loan and disburse within three business days to USE $11,500 a
month      for overhead for USE's continuing operation. The $11,500 will be
allocated as      follows:1.T. Dolan $3,000 per month, 2. B. Lewis $2,500 per
month, 3. Rent, telephones,      and utilities $1,500 per month.4. American
Stock Transfer, ADP, etc. for notifications to      shareholders of this
proposed transaction, $4,500. Within three (3) business days of the closing, T. Dolan and B. Lewis will receive an additional $3,000 and $2,500
respectively      per month for each month from the date of this agreement to
the date of Closing,      representing the second half of the salary for each
month, which will be an additional      disbursement under the existing loan.
No more payments will be made under the $11,500      loan, which shall be
supplanted by the $17,000 loan described in paragraph 2(a)(iv) below.
            At the Closing Date, VEN will cause a new loan agreement to be executed between the VEN and USE wherein VEN will loan to USE Seventeen
Thousand      ($17,000) dollars per month, payable on the first day of each
month, for ten (10) months      from the Closing Date for USE's working
capital requirements.  Said loan will be repaid      by USE commencing twelve
(12) months after the last monthly loan disbursement by VEN      to USE.
                    Within one year of the Company's ability to perform under
such      contract, VEN will negotiate, secure and assign, with full rights,
contracts in the aggregate      amount of $5,000,000 to USE, whereby USE will
receive not less than $5,000,000 in      revenues during the five year period
after the Closing Date.  In the event that VEN does      not cause USE to
receive said contracts then all outstanding loans from VEN to USE will      be
forgiven. VEN shall have all enticier ownership of said escrowed stock
including voting      rights during the escrow period.
          b)   Stock Split.   The authorized capital stock of USE consists of
200 million (200,000,000) shares of common stock with a par value of one ten-thousandth of a dollar ($.0001) per share. Immediately prior to Closing, approximately 1,970,534 common shares (assuming a 100:1 reverse stock split and subject to adjustments for rounding of fractional shares) will be issued and outstanding and owned of record by stockholders as appears in the records of American Stock Transfer & Trust Company (Transfer Agent), and no other shares of USE will have been issued or are outstanding.
          On or before fifteen (15) days prior to the closing date as hereinafter set forth, a stockholder list, certified as accurate by the
Transfer Agent, shall be furnished to VEN.           c)   The shares of USE
are trading in the "over the counter" market and the bid and ask price on the date of this Agreement as quoted by NASD OTC Bulletin Board is $.03 ask, $.015 bid. It is the representation and warrant of USE by its Board of Directors and Officers that USE is a publicly trading company and that all filings required by state and federal agencies have been complied with and are current.
          d) Present Capitalization. As of the date of this Agreement, USE capitalization consists of 200 Million (200,000,000) shares of common stock, with One Hundred Ninety Seven Million Fifty Three Thousand Four hundred Thirty Eight (197,053,438) common shares issued and outstanding. It is a specific representation by USE that the officers, directors and shareholders of USE shall forthwith do such things as are necessary to cause a 100-to-one (100:__:1) reverse stock split, which will result in One Million Nine Hundred Seventy Thousand Five Hundred Thirty Four (1,970,534) common shares (plus shares issued to round fractional shares to the next full share) being outstanding on the Closing Date, in this connection, the officers and directors and shareholders as required by the bylaws and Certificate of Incorporation will, at least ten (10) days prior to the Closing Date, do all things necessary to accomplish this end, including, but not limited to the following:
               (i) adopt appropriate resolutions in compliance with the Articles of Incorporation and the appropriate By-law provisions which will amend the Articles of Incorporation to authorize a reverse split of 100-to-one
(100:1);                ii)  obtain the consent of shareholders, in compliance
with all Articles of Incorporation and By-law provisions, and pursuant to the law of the State of Delaware which will include all necessary authority for
(1) the reverse split provisions, including an amendment to the Articles of Incorporation in a form and manner necessary, and (2) for the issuance of an additional 9,620,842 of fully paid, duly authorized, and validly issued shares of USE common stock post- rollback (100:1) shares (the "USE Shares") to VEN. Total capitalization will then be approximately 11,591,376 shares.
               iii) thereafter to provide the Transfer Agent with appropriate notices to be sent to all shareholders and to otherwise ensure that proper notice and information filings be completed to comply with any and all State and Federal regulatory agencies to ensure the continuity of the publicly tradable share characterization, including but not limited to the maintenance of the original stock issue date and to cause a notice of this action to be communicated to any USE market maker(s) and published in a securities publication in a manner that will provide due diligence notice to the
securities industry as needed;                (iv)   the Nine Million Six
Hundred Twenty Thousand Eight Hundred Forty Two (9,620,842) USE Shares which shall be issued to VEN at the Closing, shall be delivered to VEN in such names and in such denominations as set forth on Exhibit 2(b)(iv). Provided, however, the USE shares to be issued to VEN at Closing shall be held in escrow by Gregory Frost Esquire, subject to satisfaction of the conditions precedent, set forth in 2(a) (i) through (v) herein.
          Closing.   The Closing shall occur no later than sixty (60) days
subsequent to USE completing to the satisfaction of VEN and VEN's Counsel all of the actions provided for in this Section 2 and Section 4 of this Agreement , and VEN completing to the satisfaction of USE and USE's counsel all of VEN's actions provided for in this Agreement (the "Closing Date"). In the event the Closing Date does not occur on or before June 30, 1999, unless extended by written mutual consent of the Parties, this Agreement shall be null and void and of no further force and effect .

     3.   Representations and Warranties of VEN.
          a) Representations and Warranties of VEN. VEN represents and warrants to USE that the statements contained in this Section 3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3 with respect to each.
               (1)  Organization of VEN.  VEN is a corporation duly organized, validly existing, and in good standing under the laws of the State of Kansas.
             (2)  Authorization of Transaction.   VEN has full power and
authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of VEN, enforceable in accordance with its terms and conditions, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principals relating to or limiting creditors' rights generally. Except as described in Section 3(a)(2) of the Disclosure Schedule, VEN need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency or other Person in order to consummate the transactions contemplated by this Agreement.
               (3)  Noncontravention.   Neither the execution and delivery of
this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge, or other restriction of any government, governmental agency, or court to which VEN is subject or any provision of its charter or by-laws) or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest, or other arrangement to which VEN is a party or by which VEN is bound or to any of its assets is subject.
               (4)  Certain Occurrences.  Except as described in Section
3(a)(4) of the Disclosure Schedules, the VEN (A) has not suffered an event of Bankruptcy within one year prior to the date hereof, (B) within the last ten years, has not violated any provision of any statute, regulation, rule (whether such statute, regulation or rule is criminal or civil in nature), judgment, order, decree, stipulation, injunction, charge, or other restriction of any government, governmental agency, or court to which VEN are subject, if the effect of any such violation would have a material adverse effect on the rights intended to be granted to USE under this Agreement, (C) is not the subject of any proceeding or investigation relating to any of the matters described in clause (B) above, and (D) is not aware of any threatened investigation by any governmental agency relating to any of the matters
described in clause (B) above.                (5)  Brokers' Fees. VEN has no
liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which USE could become liable or obligated.
               (6)  Investment. VEN is not acquiring the USE Shares with a view to or for sale in connection with any distribution thereof within the
meaning of the Securities Act.                (7)  Disclosure. The
representations and warranties of VEN contained in this Section 3a do not contain any untrue statement of a fact or omit to state any fact necessary in order to make the statements and information contained in this Section 3a not
misleading.      4.   Representations and Warranties of USE and its
Subsidiaries. USE represents and warrants to VEN that the statements contained in this Section 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 4), except as set forth in the disclosure schedule delivered by USE to VEN on the date hereof and initialed by the Parties (the "Disclosure Schedule"). The Disclosure Schedules will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Agreement.
          a) Organization, Qualification and Corporate Power. USE and its Subsidiaries are corporations duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. USE and its Subsidiaries are duly authorized to conduct business and are in good standing under the laws of each jurisdiction in which the nature of its businesses or
the ownership or leasing of its properties requires such qualification.   USE
and its Subsidiaries have full corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. Section 4(a) of the Disclosure Schedule lists the directors and officers of USE and its Subsidiaries. USE will deliver to VEN correct and complete copies of the charter and by-laws of USE and its Subsidiaries (as amended to date). The minute book containing the records of meetings of the stockholders, the board of directors, and any committees of the board of directors, the stock certificate books, and the stock record books of USE and its Subsidiaries are correct and complete. USE and its Subsidiaries are not in default under or in violation of any provision of their representative
charter or by-laws.           b)   Capitalization.  As of Closing, the entire
authorized capital stock of USE will consist of 100 million (100,000,000) shares of common stock. As of Closing, 11,591,376 shares will be issued and outstanding. All of the issued and outstanding shares will have been duly authorized, validly issued, fully paid, and nonassessable, and held of record by the respective Shareholders as set forth in the Shareholder list provided by American Stock Transfer & Trust Company (Transfer Agent). All issued and outstanding shares of the capital stock of USE will have been duly authorized, validly issued, fully paid and non-assessable. At the Closing Date, there will exist no pre-emptive rights on the part of any holder of any class of securities of USE and no options, warrants, conversions or other rights, agreements or commitments of any kind obligating USE, or its stockholders, contingently or otherwise, to issue or sell any shares of USE stock of any class or any securities convertible into or exchangeable for any such shares other than what is covered in paragraph 2 (d). All USE Shares shall contain no liens, claims or encumbrances of any kind when issued to VEN.
          c)   Noncontravention.   Neither the execution and the delivery of
this Agreement, for the consummation of the transactions contemplated hereby, will (i) violate any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge, or other restriction of any government, governmental agency, or court to which USE and its Subsidiaries are subject or any provision of the charter or by-laws of any of USE or its Subsidiaries or
(ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or, except as described Section 4(c) of the Disclosure Schedule, require any notice under any agreement, contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement, or mortgage for borrowed money, instrument of indebtedness, Security Interest, or other arrangement to which USE and its Subsidiaries are a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets). Except as described in
Section 4(c) of the Disclosure Schedule, none of USE and its Subsidiaries needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency or other Person in order for the Parties to consummate the transactions contemplated by this Agreement. Notwithstanding the above, USE shall fully comply with all the requisite requirements of Section 4 of this Agreement ten
(10) days prior to the Closing Date.           d)   Subsidiaries.  Section
4(d) of the Disclosure Schedule sets forth for each Subsidiary of USE and each other entity in which USE holds an equity interest (i) its name and jurisdiction of incorporation, (ii) the number of shares of authorized capital stock of each class of its capital stock, (iii) the number of issued and outstanding shares of each class of its capital stock, the names of the holders thereof, and the number of shares held by each such holder, and (iv) the number of shares of its capital stock held in treasury. All of the issued and outstanding shares of capital stock of each Subsidiary of USE have been duly authorized are validly issued, fully paid and nonassessable. The shares of capital stock of the Subsidiaries held by USE are held free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws), claims, taxes, Security Interests, options, warrants, rights, contracts, calls, commitments, equities and demands. There are no outstanding or authorized options, warrants, rights, contracts, calls, puts, preferred stock rights to subscribe, conversion rights or other agreements or commitments to which USE and its Subsidiaries are a party or which are binding on any of them providing for the issuance, disposition, or acquisition of any capital stock of any Subsidiary of USE. There are no outstanding stock appreciation, phantom stock, or similar rights with respect to any Subsidiary of USE. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of any Subsidiary of
USE.           e)   Financial Statements. Attached hereto as Schedule 4(e) are true and complete copies of (i) the audited, consolidated balance sheet of USE for each of the last fiscal years1995,1996 and 1997 and the related audited consolidated statement of income and cash flow of USE together with all related notes thereto, accompanied by the report of USE's accountants (collectively the "Financial Statements"): (ii) audited consolidated and unaudited consolidating balance sheets and statements of income, changes in stockholders' equity, and cash flow as of and for the fiscal year ended 1998 (the "Most Recent Recent Fiscal Year EndFiscal Year End") for USE and its Subsidiaries; and (iii) unaudited, consolidated and consolidating balance sheets and statements of income, changes in stockholders' equity, and cash flow (the "Most Recent Financial Statements") as of and for the month ended October, 1998 (the "Most Recent Fiscal Month End") for USE and its Subsidiaries. The Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, are correct and complete, and are consistent with the books and records of USE and its Subsidiaries (which books and records are correct and complete); provided, however, that the Most Recent Financial Statements are subject to normal year end adjustments (which will not be material) and lack footnotes and other presentation items.
          f. Events Subsequent to Most Recent Fiscal Year EndQuarterly Filing -10QSB. Except as described in Section 4(f) of the Disclosure Schedule, since the Most Recent Fiscal Year End Quarterly Filing -10QSB., there has not been any material adverse change in the assets, liabilities, business, financial condition, operations, results of operations, or future prospects of USE or any of its Subsidiaries in excess of $25,000 in the aggregate for all such adverse changes. Without limiting the generality of
the foregoing, since that date:                1)   USE and its Subsidiaries
have not sold, leased, transferred, or assigned any of its assets, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business;
               2)   USE and its Subsidiaries have not entered into any
contract, lease, sublease, license or sublicense (or series of related contracts, leases, subleases, licenses and sublicenses) either involving more than $$__25,000 _______ or outside the Ordinary Course of Business;
               3)   no party (including USE and its Subsidiaries) has
accelerated, terminated, modified, or cancelled any contract, lease, sublease, license or sublicense (or series of related contracts, leases, subleases, licenses and sublicenses) involving more than $25,000 to which USE and its
Subsidiaries are a party or by which any of them is bound;                4)
USE and its Subsidiaries have not imposed any Security Interest upon any of its assets, tangible or intangible;
               5)   USE and its Subsidiaries have not made any capital
expenditure (or series of related capital expenditures) either involving more than $25,000 or outside the Ordinary Course of Business;
               6)   USE and its Subsidiaries have not made any capital
investment in, any loan to, or any acquisition of the securities or assets of any other Person (or series of related capital investments, loans, and acquisitions) either involving more than $25,000 or outside the Ordinary Course of Business;
               7)   USE and its Subsidiaries have not created, incurred,
assumed, or guaranteed any indebtedness (including capitalized lease obligations) either involving more than $25,000 singly or in the aggregate or
outside the Ordinary Course of Business;                8)   USE and its
Subsidiaries have not delayed or postponed (beyond its normal practice) the payment of accounts payable and other known liabilities not already disclosed to VEN;
               9)   USE and its Subsidiaries have not cancelled, compromised,
waived, or released any right or claim (or series of related rights and claims) either involving more than $25,000 or outside the Ordinary Course of Business;
               10)  USE and its Subsidiaries have not granted any license or sublicense of any rights under or with respect to any Intellectual Property;
            11) there has been no change made or authorized in the charter or by- laws of any USE and its Subsidiaries;
               12)  USE and its Subsidiaries have not issued, sold, or
otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion or
exercise) any of its capital stock;                13)  USE and its
Subsidiaries have not declared, set aside, or paid any dividend or distribution with respect to its capital stock or redeemed, purchased, or otherwise acquired any of its capital stock;
               14)  USE and its Subsidiaries have not experienced any damage, destruction, or loss (whether or not covered by insurance) to its property in
excess of $25,000;                15)  USE and its Subsidiaries have not made
any loan in excess of $2,500 to, or entered into any other, transaction involving in excess of $2,500 with, any of its directors, officers, and
employees outside the Ordinary Course of Business;                16)  USE and
its Subsidiaries have not entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;
               17)  USE and its Subsidiaries have not granted any increase outside the Ordinary Course of Business in the base compensation of any of its directors, officers, and employees;
               18)  USE and its Subsidiaries have not adopted any (a) bonus,
(b) profit sharing, (c) incentive compensation, (d) pension, (e) retirement,
(f) medical, hospitalization, life, or other insurance, (g) severance, or (h) other plan, contract, or commitment for any of its directors, officers, and employees, or modified or terminated any existing such plan, contract, or commitment;
               19)  USE and its Subsidiaries have not made any other change in employment terms for any of its directors, officers, and employees;
   20) USE and its Subsidiaries have made or pledged to make any charitable or other capital contribution in excess of $5,000 outside the Ordinary Course of Business; and
               21)  USE and its Subsidiaries have not committed to any of the foregoing.

          g)   Undisclosed Liabilities/Security Interests.
    1) USE and its Subsidiaries have no liability (other than liabilities for taxes, which are addressed in Section (h) below, except for
(i) Liabilities set forth in the Most Recent Balance Sheet and (ii) Liabilities which have arisen after the Most Recent Fiscal Month End in the Ordinary Course of Business as described in Section 4 (g1) ) of the Disclosure
Schedule.                2)   Except as described in Section 4(g2) of the
Disclosure Schedule, there are no Security Interests on any of the assets of
USE and its Subsidiaries.           h)   Tax Matters.
               1) USE and its Subsidiaries will cause to be filed have filed all tax returns that it was required to file under applicable laws. All such tax returns are true, correct and complete in all respects and were filed on a timely basis. All taxes owned by USE and its Subsidiaries (whether or not shown on any tax return) have, within the time and in the manner prescribed by law, been paid. Except as described Section 4(h) of the Disclosure Schedule, USE and its Subsidiaries currently is not the beneficiary of any extension of time within which to file any tax return. No claim has ever been made by an authority in a jurisdiction where USE and its Subsidiaries does not file tax returns that it is or may be subject to taxation by that jurisdiction.
      2) USE and its Subsidiaries have complied in all respects with the provision of the Code relating to the payment and withholding of taxes, including, without limitation, the withholding and reporting requirements under Code Sections 1441 through 1464, 3401 through 3406, and 6041 and 6049, as well as similar provisions under any other laws, and have within the time and in the manner prescribed by law, withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employees, creditor, independent contractor, or other third party.
               3) No director or officer (or employee responsible for tax matters) of USE and its Subsidiaries have any reason to believe that any authority might assess any additional taxes for any period for which tax returns have been filed. There is no dispute or claim concerning any tax liability of USE and its Subsidiaries either (a) claimed or raised by any authority in writing or (b) as to which any of the directors and officers (and employees responsible for tax matters) of USE and its Subsidiaries have knowledge based upon personal contact with any agent or such authority.
Section 4 (h) of the Disclosure Schedule lists all federal, state, local, and foreign income tax returns filed with respect to USE and its Subsidiaries for taxable periods ended on or after September 30, 1998, indicates those tax returns that have been audited, and indicates those tax returns that currently are the subject of audit or other administrative proceeding. USE has delivered to VEN correct and complete copies of all tax returns, examination reports, and statements of deficiencies assessed against or agreed to by USE
and its Subsidiaries.                4)   USE and its Subsidiaries have not
waived any statute of limitations with respect to any taxes or tax returns or agreed to any extension of time with respect to a tax assessment or deficiency.
               5) USE and its Subsidiaries have not requested or received a written ruling of a taxing authority relating to taxes or entered into a written and legally binding agreement with a taxing authority relating to taxes.
               6) No power of attorney currently in force has been granted by USE or its Subsidiaries concerning any tax matter.
               7) USE and its Subsidiaries have not filed a consent under Code Section 341(f) concerning collapsible corporations. USE and its Subsidiaries have not made any payments, is obligated to make any payments, or is a party to any agreement that could obligate it to make any payments that will not be deductible under Code Section 280G. USE and its Subsidiaries have not been a United States real property holding corporation within the meaning of Code Section 897(c)(1)(A)(ii). USE and its Subsidiaries have disclosed on its federal income tax returns in accordance with Code Section 6662(d)(2)(B) all positions taken therein that could give rise to a substantial understatement of federal income tax within the meaning of Code Section 6662. USE and its Subsidiaries have not ever been (or have any liability for unpaid taxes because it once was) a member of an Affiliated Group during any part of any consolidated return year within any part of which consolidated return year any corporation other than USE and its current Subsidiaries also was a member of the Affiliated Group.
               8) No property of USE and its Subsidiaries are property that is subject to the alternative depreciation system under Code Section 168(g) and none of VEN and its Subsidiaries has made an election pursuant to Code
Section 168(g)(7) to have the alternative depreciation system apply to any property.
               9) USE and its Subsidiaries are not required to include in income any adjustment pursuant to Code Section 481(a) by reason of a voluntary change in its accounting method.
          i) Tangible Assets. USE and its Subsidiaries owns or leases all tangibleowns or leases all assets necessary for the conduct of its business as presently conducted. All of the tangible assets of USE and its Subsidiaries are listed on Section I of the Disclosure Schedule. To the best of USE's knowledge, Each each such tangible asset is free from material defects (patent and latent), has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it presently is used.
          j) Real Property Leases. Section 4(j) of the Disclosure Schedule lists and describes briefly all real property leased or subleased to USE and its Subsidiaries. USE has delivered to VEN correct and complete copies of the leases and subleases listed in Section J of the Disclosure Schedule (as amended to date). Except as described in Section J of the Disclosure Schedule, with respect to each lease and sublease listed in Section 4(j) of
the Disclosure Schedule;                1)   the lease or sublease is legal,
valid, binding, enforceable, and in full force and effect with respect to USE and/or its Subsidiaries, as the case may be, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principals relating to or limiting creditors' rights generally, and, to the best of USE's knowledge, is legal, valid, binding, enforceable, and in full force and effect with respect to the lessor, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors' rights
generally;                2)   none of the transactions contemplated in this
Agreement will cause the lease or sublease to not be legal, valid, binding, enforceable, and in full force and effect on the identical terms in effect prior to the consummation thereof, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors' rights generally;
               3) USE or its Subsidiaries, as the cause may be, are not in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default on the part of USE and/or its subsidiaries, as the case may be, or permit termination, modification, or acceleration thereunder by the lessor, and, to the best of USE's knowledge, the Lessor is not in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default on the part of the lessor, or permit termination, modification, or acceleration thereunder by
USE and/or its Subsidiaries, as the case may be;                4)   USE
and/or its Subsidiaries, as the case may be, has not repudiated any provision of the lease or sublease, and, to the best of USE's knowledge, the lessor has not repudiated any provision of the lease or sublease;
               5) there are no material disputes, oral agreements, or forbearance programs in effect as to the lease or sublease;
          k) Contracts. Section 4(k) of the Disclosure Schedule lists the following contracts, agreements, and other arrangements to which any of USE and its Subsidiaries are parties;
               1) any written arrangement (or group of related written arrangements) for the lease of personal property from or to third parties providing for lease payments in excess of $_________ $10,000 per annum;
               2)   any written arrangement concerning a partnership or joint
venture;                3)   any written arrangement (or group of related
written arrangements) under which it has created, incurred, assumed, or guaranteed (or may create, incur, assume, or guarantee)indebtedness (including capitalized lease obligations) involving more than $25,000 or under which it has imposed (or may impose) a Security on any of its assets, tangible or
intangible;                4)   any written arrangement concerning
confidentiality or noncompetition;                5)   any written arrangement
with any of its directors, officers, and employees in the nature of a collective bargaining agreement, bonus, stock incentive plan, option or
warrant rights, employment agreement or severance agreement;                6)
 any written arrangement under which the consequences of a default or termination could have an adverse effect on the assets, liabilities, business, financial condition, operations, results of operations, or future prospects of
USE or any of its Subsidiaries; or                 7)   any other written
arrangement (or group of related written arrangements) either involving more than $25,000 or not entered into in the Ordinary Course of Business;
USE has delivered to VEN a correct and complete copy of each written arrangement listed in Section 4(k) of the Disclosure Schedule (as amended to date). With respect to each written arrangement so listed: (a) the written arrangement is legal, valid, binding and enforceable in accordance with its terms, and in full force and effect with respect to USE and/or its Subsidiaries, as the case may be, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors' rights generally, and, to the best of USE's knowledge, is legal, valid, binding and enforceable in accordance with its terms, and in full force and effect with respect to any other parties thereto, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors' rights generally; (b) none of the transactions contemplated in this Agreement will cause the written arrangement to not be legal, valid, binding, enforceable, and in full force and effect on identical terms in effect prior to the consummation thereof, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors' rights generally; (c) USE and/or its Subsidiaries , as the case may be, are not in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default on the part of USE and/or its Subsidiaries, as the case may be, or permit termination, modification, or acceleration thereunder by the parties other than USE and/or its Subsidiaries, as the case may be, and to the best of USE's knowledge, the parties other than USE and/or its Subsidiaries are not in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default on the part of the other parties or permit termination, modification, or acceleration thereunder by USE and/or its Subsidiaries; (d) USE and/or its Subsidiaries, as the case may be, have not repudiated any provision of the written arrangement, and, to the best of USE's knowledge, the parties other than USE and/or its Subsidiaries, as the case may be, have not repudiated any provision of the written arrangement; and (e) to the best knowledge of USE, no event of bankruptcy has occurred with respect to any third party to any of the written arrangements. USE and its Subsidiaries are not a party to any verbal contract, agreement or other arrangement which, if reduced to written form, would be required to be listed in Section 4(k) of the Disclosure Schedule under the terms of this Agreement. No supplier of USE and its Subsidiaries have indicated within the past year that it will stop, or decrease the rate of, supplying materials, products, or services to them and no customer of any of USE and its Subsidiaries have indicated within the past year that it will stop, or decrease the rate of, buying materials, products, or services from them, in each case where such action cause a material adverse change to the operations and profitability of USE or its Subsidiaries.
 l) Notes and Accounts Receivable. All notes and accounts receivable of USE and its Subsidiaries are reflected properly on their books and records, are valid receivables subject to no set-offs or counterclaims (except as may be provided by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors' rights generally), are presently current and collectible in accordance with their terms at their recorded amounts, subject only to any reserve for bad debts set forth in the Most Recent Balance Sheet as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of USE and its Subsidiaries. Section 4(l) of the Disclosure Schedule lists all account debtors who USE has knowledge have suffered an event of bankruptcy.
m) Powers of Attorney. There are no outstanding powers of attorney, executed on behalf of either USE or its Subsidiaries.
          n) Insurance Policies. Section 4(n) of the Disclosure Schedule sets forth the following information with respect to each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) to which either USE or its Subsidiaries has been a party, a named insured, or otherwise the beneficiary of coverage at any time within the past three years;
1)   the name, address, and telephone number of the agent;                2)
the name of the insurer, the name of the policyholder, and the name of each covered insured, the policy number and the period of coverage;
3) the scope (including an indication of whether the coverage was on a claims made, occurrence, or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and
               4) a description of any retroactive premium adjustments or other loss- sharing arrangements.
USE has delivered to VEN a correct and complete copy of each of the insurance policies described in Section 4(n) of the Disclosure Schedule. With respect to each such insurance policy:(A) the policy is legal, valid, binding, and enforceable in accordance with its terms and in full force and effect with respect to USE and/or its Subsidiaries, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors' rights generally, as the case may be, and,. to the best of USE's knowledge, is legal, valid, binding, enforceable in accordance with its terms, and in full force and effect with respect to any other parties thereto, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors' rights generally;
(B) none of the transactions contemplated in this Agreement will cause the policy to not be legal, valid, binding, enforceable, and in full force and effect on identical terms in effect prior to the consummation thereof, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors' rights generally; (c) USE and/or its Subsidiaries, as the case may be, are not in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or lapse of time, would constitute a breach or default on the part of USE and/or its Subsidiaries, as the case may be, or permit termination, modification, or acceleration thereunder by the parties to the policy other than USE and/or its Subsidiaries, as the case may be, and, to the best of USE's knowledge, the parties to the policy other than USE and/or its Subsidiaries are not in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default on the part of the other parties to the policy or permit termination, modification, or acceleration thereunder by USE and/or its Subsidiaries; and (D) Section 4(n) of the Disclosure Schedule describes any self- insurance arrangements
affecting any of USE and its Subsidiaries.           o)   Litigation. Section
4(o) of the Disclosure Schedule sets forth each instance in which any of USE and its Subsidiaries (i) is subject to any unsatisfied judgment, order, decree, stipulation, injunction, or charge or (ii) is a party or, to the knowledge of USE, is threatened to be made a party, to any charge, complaint, action, suit, proceeding, hearing, or investigation of in any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. None of the charges, complaints, actions, suits, proceedings, hearings, and investigations set forth in Section 4(o) of the Disclosure Schedule could result in any material adverse change in the assets, liabilities, business, financial condition, operations, results of operations, or future prospects of USE or its
Subsidiaries.           p)   Employees.
               1) USE and its Subsidiaries are not parties to any outstanding employment agreements or contracts with officers or employees that are not terminable at will, or that provide for the payment of any bonus or commission. USE and its Subsidiaries are not parties to any agreement, policy or practice that requires payment of termination or severance pay to salaried, non-exempt or hourly employees (other than as required by law). USE and its Subsidiaries are not parties to any collective bargaining agreement or other labor contract applicable to persons employed by USE and its Subsidiaries, nor to the best of USE's knowledge, does USE and its Subsidiaries know of any activities or proceedings of any labor union to organize any such employees. USE has furnished to VEN complete and correct copies of all employment and labor agreements between USE and/or its Subsidiaries and their respective employees. USE and its Subsidiaries have not materially breached or otherwise failed to comply with any provisions of any employment or labor agreement, and, to the best of USE's knowledge, there are no grievances outstanding thereunder.
               2) USE and its Subsidiaries are in compliance in all material respects, with all applicable laws relating to employment and employment practices, wages, hours, and terms and conditions of employment. There is no unfair labor practice charge or complaint pending before the National Labor
Relations Board ("NLRB") against USE or its Subsidiaries.           q)
Employee Benefits. Section 4(q) of the Disclosure Schedule lists all Employee Benefit Plans that any of USE and its Subsidiaries maintains or to which any of USE and its Subsidiaries contributes for the benefit of any current or former employee of any of USE and its Subsidiaries. USE has delivered to VEN a correct and complete copy of each of the Employee Benefit Plans described in
Section 4(q) of the Disclosure Schedule. Neither USE nor its Subsidiaries sponsor or has ever sponsored or implemented any Employee Pension Benefit Plan which is governed by the provisions of ERISA. Except as described in Section 4(q) of the Disclosure Schedule, USE and its Subsidiaries does not maintain or ever have maintained, or contributes or ever has contributed or been required to contribute to any Employee Welfare Benefit Plan providing health, accident or life insurance benefits to former employees, their spouses, or their
dependents (other than in accordance with Code Section 162(k) ).   Neither USE
nor its Subsidiaries sponsors or maintains any bonus or incentive plans for any officers, employees or former officers or employees. No compensation or benefits paid to any employee or former employee could be characterized as
excess parachute payments under Code Section 280G.           r)   Guarantees.
Neither USE nor its Subsidiaries is a guarantor or otherwise is liable for any liability or obligation (including indebtedness) of any other Person.


          s)   Environment, Health and Safety.
               1) USE, its Subsidiaries, and their respective predecessors and Affiliates has complied in all material respects with all laws (including rules and regulations thereunder) of federal, state, local, and foreign governments (and all agencies thereof), concerning the environment, public health and safety, and employee health and safety, and no charge, complaint, action, suit, proceeding, hearing, investigation, claim, demand or notice has been filed or commenced against any of them alleging any failure to comply
with any such law or regulation.                2)   Neither USE nor its
Subsidiaries have any liability under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, the Federal Water Pollution Control Act of 1972, the Clean Air Act of 1970, the Safe Drinking Water Act of 1974, the Toxic Substances Control Act of 1974, the Refuse Act of 1989, or the Emergency Planning and Community Right-to-Know Act of 1986 (each as amended), or any other law (or rule or regulation thereunder) of any federal, state, local, or foreign government (or agency thereof), concerning release or threatened release of hazardous substances, public health and safety, or pollution or
protection of the environment.                3)   Neither USE and its
Subsidiaries have any liability for damage to any site, location, or body of water (surface or subsurface) or for illness of or personal injury to any employee or any other person.
               4) Neither USE and its Subsidiaries have any liability under the Occupational Safety and Health Act, as amended, or any other law (or rule or regulation thereunder) of any federal, state, local, or foreign government (or agency thereof) concerning employee health and safety.
               5) USE and its Subsidiaries have obtained and been in compliance with all of the terms and conditions of all permits, licenses, and other authorizations which are required under, and has complied with all other limitations, restrictions, schedules, and timetables which are contained in, all federal, state, local, and foreign laws (including rules, regulations, codes, plans, judgments, orders, decrees, stipulations, injunctions, and charges thereunder), relating to public health and safety, worker health and safety, and pollution or protection of the environment, including laws relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes into ambient air, surface water, ground water, or lands or otherwise relating to the manufacturer, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or
wastes.                6)   all properties and equipment used in the business
of USE and its Subsidiaries have been free of asbestos, PCB's, methylene chloride, trichloroethylene, 1,2 transdichloroethylene, dioxins,
dibenzofurans, and Extremely Hazardous Substances.                7)   No
pollutant, contaminant, or chemical, industrial, hazardous, or toxic material or waste ever has been buried, stores, spilled, leaked, discharged, emitted, or released (i) by USE and its Subsidiaries in connection with the installation and operation of its business and (ii) to the best knowledge of USE by any third parties on any real property that any of USE and its Subsidiaries leases or ever has leased.

          t)   Legal Compliance.
               1) USE and its Subsidiaries have complied in all material respects with all laws (including rules and regulations thereunder) of federal, state, local, and foreign governments (and all agencies thereof), and no charge, compliant, action, suit, proceeding, hearing, investigation, claims, demand, or notice has been filed or commenced against any of VEN and its Subsidiaries alleging any failure to comply with any such law or
regulation.                2)   USE and its Subsidiaries have complied in all
material respects with all applicable laws (including rules and regulations thereunder), relating to the employee civil rights, and equal employment opportunities.
               3)   USE and its Subsidiaries have not:
                    a) made or agreed to make any contribution, payment, or gift of funds or property to any governmental official, employee, or agent where either the contribution, payment or gift or the purpose thereof was illegal under the laws of any federal, state, local, or foreign jurisdiction;
                    b) established or maintained any unrecorded fund or asset for any purpose, or made any false entries on any books or records for
any reason; or                     made or agreed to make any contribution, or
reimbursed any political gift or contribution made by any other person, to any candidate for federal, state, local, or foreign public office.
          u) Validity of Contemplated Transactions. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby (i) have been duly approved by the unanimous consent of the Board of Directors of USE and its Subsidiaries; (ii) do not and will not contravene, violate and / or result in a breach or default under any provision of the Certificate of incorporation or bylaws of USE or its subsidiaries that are in effect; (iii) do not violate, are not in conflict with, and do not constitute a default under, or cause the acceleration of any payments pursuant to, or otherwise impair the good standing, validity, or effectiveness of any material agreement, contract, license, indenture, instrument, lease, or mortgage, or subject USE or its subsidiaries, or any of their (collective) assets to any indenture, mortgage, contract, commitment or agreement, other than this Agreement, to which they are a Party or by which any of the assets are bound; and (iv) do not violate any material provision of law, rule, order,
permit, or license to which USE or its Subsidiaries are subject.           v)
Questionable Payments.   Neither USE or its subsidiaries, any Director,
officer, agent, employee, nor other person associated with, or acting on behalf of, such entities or individuals has, directly or indirectly: (i) used any corporate funds for unlawful contributions, gifts, entertainment, or other unlawful payment to foreign or domestic governmental officials or employees, or domestic political parties or campaigns; (ii) violated any provision of the Foreign Corrupt Practices Act of 1977; (iii) established or maintained and unlawful or unrecorded fund of corporate monies or other assets; (iv) made any false or fictitious entry on the books or records of USE or its Subsidiaries;
(v) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment; (vi) given any favor or gift which is not deductible for federal income tax purposes; and / or (vii) made any bride, kickback, or other payment of a similar or comparable nature, whether in money, property, or services, to obtain favorable treatment in securing business or to obtain special concessions, or to pay for favorable treatment for business secured or for special concessions already obtained.
          w) Directors and Officers. A true and complete list as of the date of this Agreement indicating USE and its subsidiaries, directors and officers, each of whom has been duly elected is as follows:

                              NAME
                            POSITION


                         Max P. Schmid
                        Thomas P. Dolan
                      Robert W. Lewis Jr.
                     Chairman and President
        Executive Vice President, Secretary and Director
        Chief Financial Officer, Treasurer and Director


          x) Patents, Trademarks, et cetera. Schedule X accurately sets forth all patents, patent applications, trademark, trademark applications, trade name, service mark, copyright, franchise, or other intangible property or asset (all of the foregoing being herein called "Intangibles"), owned by, licensed by and / or pending on behalf of USE or its Subsidiaries. All Intangibles are in good standing and uncontested. Schedule X 1 accurately sets forth with respect to Intangibles owned by USE or its Subsidiaries, where appropriate, a statement of cost, book value and reserve for depreciation of each item for financial reporting purposes, and with respect to Intangibles licensed by USE and its Subsidiaries, from or to a third party, a description of such license. Neither VEN, nor any Stockholder or employee of USE or its subsidiaries, any relative of affiliate of any Stockholder of USE or its Subsidiaries, any such director, officer, or employee of the foregoing, or any such relative or affiliate had, or now has, a 5% or greater equity or voting or other substantial interest, possesses any Intangible which relates to the business of USE or its Subsidiaries. There is no right under any Intangible necessary to the business of USE or its Subsidiaries as presently conducted, or as it contemplates conducting, except as are so designated in Schedule X. Neither USE or its Subsidiaries have infringed, is infringing, or has received notice of infringement with asserted Intangibles of others. There is no infringement by others of Intangibles of USE or its Subsidiaries. There is no Intangible of others which may materially adversely affect the financial condition, results of operations, business, properties, assets, liabilities,
or future prospects of USE or its Subsidiaries.           Securities Filings.
               USE and its Subsidiaries have filed all reports, registration statements and forms required to be filed by USE and its Subsidiaries pursuant to the Securities Act of 1934 (the "Act") and / or the Securities and Exchange Act (the "Exchange Act") and all State securities bureaus. All reports and forms filed by USE and its Subsidiaries under the Act and / or the Exchange Act (I) have been prepared in accordance with the requirements of the Act, the Exchange Act, and all rules and regulations promulgated thereunder; (ii) do not contain any material misrepresentations; and (iii) do not omit any information necessary to make statements contained therein not misleading.
               Annexed hereto as Exhibit 2 are true and complete copies of all forms, reports and registration statements filed by USE and its Subsidiaries with the Securities and Exchange Commission (the "Commission") under the Act and / or the Exchange Act and all state securities bureaus within the last three years.
               USE and its Subsidiaries has (or have) not received
notification from the Commission, the National Association of Securities Dealers, Inc., and / or any state securities bureaus that any investigation (formal or informal), inquiry or claim is pending, threatened or placed against USE or its Subsidiaries.
          z)   Veracity of Statements   Neither this Agreement, nor the
representations and warranties by USE or its Subsidiaries, contained herein or in other documents, instruments, certificates or schedules furnished pursuant hereto or in connection with the transactions contemplated hereby, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements or facts contained herein, or therein, not misleading. There is no fact that has a material effect, or in the future may have a material adverse effect (to the knowledge of USE or its Subsidiaries) on the business, operations, affairs, condition of prospects of USE or its Subsidiaries, their assets, business which has not been set forth in this Agreement, provided, however, that USE or its Subsidiaries express no opinion as to political or economic matters of general applicability.
     5.   Pre-Closing.   The Parties agree as follows with respect to the
period between the execution of this Agreement and the Closing:
          a) General. Each of the Parties will use his or its best efforts to take all action and to do all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement.
          b) Notices and Consents. USE and its Subsidiaries will give any notice to, make any filings with, or seek any authorizations, consents or approvals from third parties, including, but not limited to State regulatory agencies to use their best efforts to obtain any third- party authorizations, consents or approvals required or that VEN may request in connection with
consummation of the transactions contemplated by this Agreement.           c)
Operation of Business.   USE and its Subsidiaries will not engage in any
practice, take any action, embark on any course of inaction, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing, USE and its Subsidiaries will not engage in any practice, take any action, embark on any course of inaction, or enter into any transaction of the sort described in Section 4f above; provided, however, that for purposes of this sentence, the provisions of Section 4 .(f2) and 4 (f15), shall be read without the dollar limitations contained therein.
          d) Preservation of Business. Company USE and its Subsidiaries will keep its business and properties substantially intact, including its present operations, physical facilities, working conditions, and relationships
with lessors, licensors, suppliers, customers, and employees.           e)
Full Access.   Both parties will permit their respective representatives to have full access to all premises, properties, books, records, contracts, tax records, and documents of or pertaining to the proposed transaction. USE will make appropriate arrangements to allow an on- site transition team of VEN's personnel or other authorized representatives to monitor the operations of USE
from the execution of this Agreement to Closing.           f)   Notice of
Developments. Both parties will give prompt written notice of any material development affecting the assets, liabilities, business, financial condition, operations, results of operations, or future prospect. Each Party will give prompt written notice to the others of any material development affecting the ability of the Parties to consummate the transactions contemplated by this Agreement.
          g)   Exclusivity.   USE and its Subsidiaries will not: (i) solicit,
initiate, or encourage the submission of any proposal or offer from any Person relating to any (A) liquidation, dissolution, or recapitalization, (B) merge or consolidation, (C) acquire or purchase of securities or assets, or (D) similar transaction or business combination involving any of USE and its Subsidiaries or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any person to do so or
seek to do any of the foregoing.           h)   No Disclosure. Except as
specifically provided herein, none of the Parties will make any disclosures regarding the existence or contents of this Agreement or the transactions contemplated hereby without the prior consent of the other Parties hereto, which consent shall not be unreasonably withheld, conditioned or delayed. In the event that any of the Parties is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any information regarding the existence or content of this Agreement or the transactions contemplated hereby and any other Party does not wish to have such information disclosed, the Party who is so requested or required will notify the other parties promptly of the request or requirement so that the other Parties may seek an appropriate protective order or waive compliance with the provisions of this Section 4f. If, in the absence of a protective Order or the receipt of a waiver hereunder, any of the Parties is, on the advice of counsel, compelled by law to disclose any information regarding the contents of this Agreement or the transactions contemplated hereby or else stand liable for contempt, that Party may disclose such information as required by law; provided, however, that the disclosing Party shall use his or its best efforts to obtain, at the request of any other Party, an order or other assurance that confidential treatment will be accorded to such portion of the information required to be disclosed as any Party shall designate. The foregoing provision shall not apply to any information which is generally available to the public immediately prior to the time of disclosure. Notwithstanding the foregoing, USE may, if required by applicable rules and regulations of the Commission or other applicable law, and with prior or concurrent written notice to VEN, make such disclosures as are so required.
      i) Further Assurances. Each Party will at any time and from time to time execute and deliver additional agreements and documents, including documents of conveyance and transfer, and take such other action as may be reasonable necessary to consummate, confirm or evidence the transactions contemplated in this Agreement.
          j) USE's SEC Filings. USE and its Subsidiaries shall furnish to VEN copies of all filings made by USE from the date of this Agreement to
Closing.            k)   No Dividends    USE shall not declare or pay any
dividends or other distribution on its stock or purchase or redeem any of its stock or issue any stock or other securities including options or warrants for said stock thereof other than in compliance with this Agreement which provides
for a reverse split of 100:1 set forth in Section 2 hereof.        Information
Statement.   The two largest shareholders of USE after the reverse stock split, but prior to the Closing Date, agree to execute a fee agreement between said two shareholders and Capital One, Inc., wherein Capital One, as the finder in this completed transaction, will receive two percent (2%) of said shareholder USE shares to Capital One as payment for Capital One's work regarding the transaction.
          Upon execution of this Agreement, counsel for USE shall promptly prepare, an proxy information statement seeking the approval by USE's Shareholders for the transactions contemplated by the Agreement. As promptly as practicable after the Proxy Statement has been cleared by the Commission. The Proxy Information Statement shall be mailed to USE's Shareholders of record providing notice of the approval of the actions herein by the Board of Directors and the consent of shareholders holding a majority of USE shares. The Proxy Information Statement, when mailed to applicable shareholders, will contain all material statements and information required to be included therein by the Exchange Act and Act, as applicable, and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

     7.   Conditions to Obligations Regarding Closing.
          a) Conditions to Obligation of the VEN. The obligation of VEN to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:
               1) the representations and warranties set forth in Section 4 above shall be true and correct in all material respects at and as of the
Closing Date;                2)   USE and its Subsidiaries shall have
performed and complied with all of their covenants hereunder in all material
respects through the Closing;                3)   no action, suit, or
proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction wherein unfavorable judgment, order, decree, stipulation, injunction or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (C) affect adversely in any material respect the right of Stockholder to own, operate, or control USE and/or its Subsidiaries (and no such judgment, order, decree, stipulation, injunction, or charge shall be in effect.
               4) USE shall have received from counsel to USE and its Subsidiaries an opinion with respect to the matters set forth in Exhibit 7a)4) attached hereto, addressed to VEN and dated the Closing Date;
               5) USE shall have delivered a copy of the resolutions of the shareholders and Board of Directors authorizing the transactions contemplated pursuant to this Agreement, which resolutions shall be certified by an officer
of USE.                6)   USE shall have delivered a Certificate of
Incumbency with respect to USE officers;
               7) Except for Thomas P. Dolan, the Officers and Directors of USE shall have delivered resignations, effective as of the Closing, of each director and officer of USE and its Subsidiaries. Stockholder shall vote its shares to elect Thomas P. Dolan, or his designee, as a director of USE or its
successor for two years after Closing.           Sellers may waive any
condition specified in this Section _______ if it executes a writing so stating at or prior to the Closing.
          b)   Conditions to Obligation of USE.   The obligation of USE to
consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions.
               1) the representations and warranties set forth in Section 3 above shall be true and correct in all material respects at and as of the
Closing Date;                2)   VEN shall have performed and complied with
all of its covenants hereunder in all material respects through the Closing.
               3) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction wherein an unfavorable judgment, order, decree, stipulation, injunction, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such judgment, order, decree, stipulation,
injunction, or charge shall be in effect)                4)   USE shall have
received from counsel to VEN an opinion with respect to the matters set forth in Exhibit 7b)4) attached hereto, addressed to USE and dated the Closing Date;
               5) VEN shall have delivered to USE a copy of the resolutions of the Board of Directors or the Executive Committee of VEN authorizing the transactions contemplated pursuant to this Agreement, which resolutions shall be certified by an officer of VEN; and
               6) VEN shall have delivered a Certificate of Incumbency with respect to VEN's officers; USE may waive any condition specified in this
Section 6 in writing so stating at or prior to the Closing.
               7) VENs' Right to Terminate. Notwithstanding any other provision of this Agreement, if at or before Closing the aggregate amount of claims made in good faith by VEN under Section 4 hereof for the breach of USE's representations, warranties and covenants set forth in this Agreement exceeds $500,000, VEN may, in their sole discretion, terminate this Agreement.
     18.  Survival of Representations and Warranties.
          1a)  Survival.   All of the representations, warranties and
covenants of the Parties contained in this Agreement, (other than the representations and warranties of USE contained in Section 4 above) shall survive the Closing Date hereunder (even if the damaged Party knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing and elected to proceed with the Closing notwithstanding such Knowledge) and continue in full force and effect for a period of two years following the Closing Date. The representations, warranties and covenants of USE and its Subsidiaries contained in Section 4 above shall survive the Closing Date (even if the damaged party knew or had reason to know of any misrepresentation or breach of warranty or covenant at the time of Closing and elected to proceed with the Closing notwithstanding such knowledge) and continue in full force and effect forever thereafter.
          a)Indemnification
               i) By USE . USE shall defend and promptly indemnify VEN, its officers, board members, and save and hold them harmless from,
against, for and in           respect of and shall pay any and all damages,
losses, obligations, liabilities, claims,           encumbrances,
deficiencies, costs and expenses, including without limitation, reasonable attorney's fees and other costs and expenses incident to any suit, action, investigation, claim or proceeding suffered, sustained,
incurred or required           to be paid by VEN, its officers, and / or board
members by reason of (i) the           existence of any and all obligations
and / or liabilities of USE which were not           disclosed in this
Agreement; (ii) any breach or failure of observance or           performance
of any representation, warranty, covenant, agreement of commitment made by USE hereunder or relating hereto or as a result of any representation, warranty, covenant, agreement or commitment being untrue or incorrect
in any           respect, and / or (iii) any and all actions, suits,
investigations, proceedings,           demands, assessments, audits, judgments
and claims arising out of any of the           foregoing or from any material
misrepresentation or omission from any Schedules           or Exhibits to this
Agreement, certificates, financial statements or from any           document
furnished by USE or required to be furnished hereunder.                ii)  By
VEN VEN shall defend and promptly indemnify USE and its           officers and
directors, and save harmless from, against, for and in respect of and shall pay any and all damages, losses, obligations, liabilities, claims,
encumbrances,           deficiencies, costs and expenses, including without
limitations, reasonable           attorneys' fees and other costs and expenses
incident to any suit, action,           investigation, claim or proceeding
suffered, sustained, incurred or required to be           paid by any of them
by reason of (I) any breach or failure of observance or           performance
of any representation, warranty, covenant, agreement or commitment made by VEN hereunder or related hereto or as a result of any such representation, warranty, covenant, agreement or commitment being untrue or incorrect in any respect, and/or (ii) any and all actions, suits,
investigations,           proceedings, demands, assessments, audits, judgments
and claims arising out of           any of the foregoing or from any material
misrepresentation or omission from any           Schedules or Exhibits to this
Agreement, certificates, financial statements or from           any document
furnished or required to be furnished by VEN hereunder.        9.
Miscellaneous.
          a) No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.
          b)   Entire Agreement.   This Agreement (including the Schedules and
Exhibits hereto and the documents referred to herein) constitutes the entire agreement among the Parties with regard to the subject matter hereof and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, that may have related in any way to the subject matter hereof.
          c) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other party.
          d) Counterparts/Facsimile Signatures. This Agreement may be executed in one or more counterparts and may be executed by facsimile signature, each of which shall be deemed an original but all of which together
will constitute one and the same instrument.           e)   Headings. The
section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this
Agreement.           f)   Notices.  All notices, requests, demands, claims,
and other communications hereunder, including notices, requests, demands, claims and other communications relating to indemnification matters will be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed only given three business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below.
     If to USE:
       U.S. Environmental, Inc.
       8130 66th Street North, Suite 6,
       Pinellas Park, FL 33781


     Copy to:
       Stephen M. Robinson, Esq.
       Stephen M. Robinson, P.A.
       172 Tuckerton Road
       Medford, NJ   08055



     If to VEN:
       Virtual Empowerment Network, Inc.
       8200 State Avenue
       Kansas City, KS   66112-1854

     Copy to:
       Gregory Frost, Esq.
       Robson, Miller & Frost
       666 3rd Avenue
       New York, NY   10017

     If to the Escrow Agent:
       Gregory Frost, Esq.
       Robson, Miller & Frost
       666 3rd Avenue
       New York, NY   10017

Any Party may give any notice, request, demand, claim, or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the individual for whom it is intended. Any Party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.
          g) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws (and not the law governing conflicts of laws) of the State of Delaware.
          h) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by a duly authorized officer. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such
occurrence.           i)   Severability.  Any term or provision of this
Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and that this Agreement shall be enforceable as so modified after the expiration of the term within which the judgment may be appealed.
      j) Expenses. Each Party will bear its own costs and expenses (including legal fees and expenses) incurred in connection (unless previously specified) with this Agreement and the transactions contemplated hereby.
          k) Construction. The language used in this Agreement will be deemed to be the language chosen by the Parties to express the mutual intent, and no rule of strict construction shall be applied against any Party. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the contract requires otherwise. The parties intend that each representation, warranty and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in
breach of the first representation, warranty, or covenant.           l)
Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a
part hereof.           m)   Specific Performance. Each of the Parties
acknowledges and agrees that the other Parties would be damaged irreparably the event certain of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions (temporary and/or permanent), without the necessity of proving actual damages, to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereon.
     1.  Securities Act Provisions
          a)Evidence of Compliance with Private Placement Offering Exemption. VEN agrees to supply USE with such evidence as counsel for USE may reasonably require in order to evidence the private offering character of the distribution of the Shares of USE common stock made pursuant to this Agreement.
          a)   Representations and Warranties of VEN.
               1. The shares being purchased under this Agreement are being offered and sold in reliance upon an exemption provided under the Securities Act of 1933, as Amended, for offerings not involving any public offering. Accordingly, VEN represents that the shares being purchased hereunder are being acquired by VEN for investment and shall not be sold, pledged, or otherwise transferred by VEN except upon the issuance to USE of a favorable opinion of its counsel or submission to USE of such other evidence satisfactory to counsel to USE, in either case, to the effect that a proposed transfer shall not be in violation of the Securities Act of 1933, as Amended, and applicable state securities laws.
               2. VEN hereby indemnifies and agrees to hold USE harmless from all liability imposed upon USE by reason of any sale, pledge, transfer or other disposition of the shares by VEN in such circumstances as to make the transaction in which the shares were issued to VEN no longer a transaction exempt from the registration provisions of the Securities Act of 1933, as
Amended, or the applicable state securities laws.                1.VEN further
agrees and consents to the placement of a legend on the shares, which legend shall be in the form substantially as follows:
NOTICE

       THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN
REGISTERED UNDER THE SECURITIES ACT OF 1933.  THE SHARES        HAVE BEEN
ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD,        TRANSFERRED OR ASSIGNED IN
THE ABSENCE OF AN EFFECTIVE        REGISTRATION STATEMENT FOR THESE SHARES
UNDER THE
       SECURITIES ACT OF 1933 OR AN OPINION OF USE'S COUNSEL THAT
REGISTRATION IS NOT REQUIRED UNDER SUCH ACT."

          c)   VEN represents that:
          (1) VEN is domiciled in the state of Kansas, and VEN has no present intention of becoming domiciled in any other state or jurisdiction.
          (2) VEN is aware that no Federal or State agency has made any finding or determination as to the fairness for investment, nor any recommendation or endorsement of the shares.
          (3) VEN understands that the exemption under Rule 144 of the Securities Act of 1933, as Amended, may not be generally available because of the conditions and limitations of such rule; that, in the absence of the availability of such rule, any disposition by VEN of any portion of VEN's investment may require compliance with some other exemption under the Act; and that USE is under no obligation to take any action in furtherance of making exemptions under Rule 144 or any other exemption so available.
          (4) VEN is an "accredited investor" pursuant to Regulation D of the Securities Act of 1933, as amended.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused this Agreement to be executed on the date first above written.

U.S. ENVIRONMENTAL, INC.                      WITNESS:

    [signature]                           [signature]
By:______________________________   By:_____________________________________


VIRTUAL EMPOWERMENT NETWORK                   WITNESS:

     [signature]  20 JAN 99               [signature]
BY:_______________________________  By:______________________________________